Exhibit 99.3

Term Sheet

Conversion of Arc Capital’s $500,000 of Series A Preferred Stock

Issuer:	Holiday RV Superstores, Inc. (“Issuer”)

Investor:	Arc Capital (the “Investor”)

Conversion:	The investor will convert his $500,000 of Series A Preferred Stock (“Investors’ Preferred”) concurrent with the conversion by Steve Adams, or an affiliate of Mr. Adams (“Adams”), of his $1,500,000 Series A Preferred Stock (“Adams’ Preferred”)

Conversion Price:	The conversion price for the Investor’s Preferred will equal the closing price for the Issuer’s common stock on the date this Term Sheet was executed by the parties, or if the Issuer’s common stock did not trade on such date, the closing price on the last trading day that the common stock traded prior to the date of execution. The conversion price will be the same as the conversion price for Adams’ Preferred.

Conditions:	The Conversion contemplated by this term sheet is subject to the conversion by Adams of the Adams’ Preferred.

Warrants:	The Investor will surrender all of his warrants to purchase shares of common stock of the Issuer for cancellation.

     The undersigned parties have duly executed and delivered this Term Sheet as of the date set forth below their signature.

Holiday RV Superstores, Inc.	Arc Capital

/s/ Marcus Lemonis	/s/ Steven Antebi
Marcus Lemonis, CEO Dated: October 25, 2002	Steven Antebi Dated: October 25, 2002